UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026

PRESTIGE CONSUMER HEALTHCARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of Principal Executive Offices) (Zip Code)

(914) 524-6800
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PBH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2026, PBH Australia Holding Company Pty Limited (“Purchaser”), an Australian company and a wholly owned indirect subsidiary of Prestige Consumer Healthcare Inc. (the “Company”), and Care Pharmaceuticals Pty Limited (“Care”), an Australian company and a wholly owned indirect subsidiary of the Company, entered into a definitive agreement (the “Sale and Purchase Deed”) with Tailor Investments Pty Limited and Standive Pty Limited, both Australian companies (the “Sellers”), Steven David Sher, Delon Badler and Clive Howard Sher. The Sale and Purchase Deed provides that, upon the terms and subject to the conditions set forth therein, Purchaser will acquire all of the shares of LaCorium Health Australia Pty Limited, Stantail Trading Pty Limited, Stantail International Pty Limited, Brands Worldwide Holdings I.P. Pty Limited, and Laderma Holdings Pty Limited, each an Australian company, collectively a leader in Australian therapeutic skin care designed to treat individual skin ailments, from the Sellers for approximately $150 million in cash, subject to certain adjustments, including indebtedness, as provided in the Sale and Purchase Deed (the “Transaction”).

The Company expects the Transaction to close in the second quarter of fiscal 2027, subject to the satisfaction or waiver of customary conditions to closing.

The Sale and Purchase Deed contains customary representations, warranties, indemnities, and covenants of both Purchaser and the Sellers, as well as indemnification provisions that are subject to specified limitations. Purchaser has obtained warranty and indemnity insurance, which serves as Purchaser’s sole recourse for losses related to breaches of the Sellers’ representations, warranties and indemnities, other than in the case of fraud. Subject to certain exceptions and limitations, Purchaser and Care, on the one hand, and the Sellers and Steven David Sher, on the other hand, have agreed to indemnify each other for breaches of post-closing covenants, fraud and other specified matters contained in the Sale and Purchase Deed.

The Sale and Purchase Deed also contains certain customary termination rights for each of Purchaser and the Sellers. The Sale and Purchase Deed may be terminated by either Purchaser or the Sellers prior to October 1, 2026 if the other party is in breach of the Sale and Purchase Deed, such that it has not met its closing conditions and has not or is not able to cure such breach.

The foregoing description of the terms of the Sale and Purchase Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale and Purchase Deed. The Company expects to file a copy of the Sale and Purchase Deed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The Sale and Purchase Deed contains various representations and warranties made by the parties solely for purposes of the Sale and Purchase Deed and as of specific dates set forth therein, which were the product of negotiations, and may be subject to important qualifications and limitations included in confidential disclosure letter of the Sale and Purchase Deed. Certain representations and warranties in the Sale and Purchase Deed were used for the purpose of allocating risk between the parties, rather than establishing matters of fact. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the parties that may be different from those applicable to the Company’s stockholders. Additionally, information concerning the subject matter of such representations and warranties may change after the date of the Sale and Purchase Deed, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, such representations and warranties in the Sale and Purchase Deed may not constitute the actual state of facts about the Sellers, the Company, or Purchaser. Stockholders of the Company are not third-party beneficiaries under the Sale and Purchase Deed t and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers (or any of its subsidiaries), the Company, or Purchaser or any of their respective subsidiaries or affiliates.

Item 2.02 Results of Operations and Financial Condition.

On May 13, 2026, the Company announced financial results for the fiscal quarter and year ended March 31, 2026. A copy of the press release announcing the Company's earnings results for the fiscal quarter and year ended March 31, 2026 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On May 13, 2026, representatives of the Company began making presentations to investors regarding the Company's financial results for the quarter and year ended March 31, 2026, using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”) and incorporated here-in by reference.  The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the fiscal year ended March 31, 2027.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Press Release dated May 13, 2026 announcing the Company's financial results for the fiscal quarter and year ended March 31, 2026 (furnished only).
99.2	Investor Relations Slideshow in use beginning May 13, 2026 (furnished only).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 13, 2026	PRESTIGE CONSUMER HEALTHCARE INC.

		By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer & Chief Operating Officer